( BW)(AZ-VISTACARE)(VSTA) VistaCare Reports Continued Strong Growth in Third Quarter

    Business Editors/Health/Medical Writers

    SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Nov. 6, 2003--VistaCare Inc. (NASDAQ: VSTA)

    --  Net Patient Revenue up 43% from Q3 2002

    --  Organic Census Growth of 39%

    --  EPS of $0.22 increases 120% from Q3 2002

    --  Additional Investment Made To Support Future Census Growth
        Rate

    --  Sets Initial Guidance of 30-35 Percent 2004 EPS Growth

    VistaCare Inc. (NASDAQ: VSTA), a leading provider of hospice services in the United States, today announced record results for the quarter ended Sept. 30, 2003. Net patient revenue for the quarter was $50.0 million, up 43% from the same period in 2002. Net income before accrued preferred stock dividends was $3.8 million, up 124%, from $1.7 million recorded in the third quarter of 2002. Net income per diluted share for the quarter was $0.22, as compared to $0.10 per diluted share for the third quarter of 2002. VistaCare's tax provision for the quarter was 30% and its diluted share count at Sept. 30, 2003 was 17.1 million, compared with a 3% provision for taxes for the third quarter of 2002 and a diluted share count of 6.5 million at Sept. 30, 2002. Cash flow from operations for the quarter was $0.8 million, as compared to $1.1 million in the same period in 2002.

    Adjusted EBITDA, consisting of net income before accrued preferred stock dividends, excluding net interest, taxes, depreciation and amortization, and stock-based compensation charges, for the third quarter of 2003 was $5.9 million, compared with $2.7 million for the same period last year.

    For the nine-month period ended Sept. 30, 2003, net patient revenue was $138.1 million, up 47% from $93.8 million for the same period in the prior year. Net income before accrued preferred stock dividends for the nine-month period ended Sept. 30, 2003 was $10.5 million as compared to $4.2 million for the same period in 2002. Net income per diluted share for the nine-month period ended Sept. 30, 2003 was $0.62 versus $0.16 per diluted share in the same period last year, while cash flow from operations was $8.5 million as compared to $4.1 million for the same period in 2002. Adjusted EBIDTA for the nine-month period ended Sept. 30, 2003 was $15.6 million versus $6.4 million for the same period of 2002.

    VistaCare's average daily census (ADC) for the third quarter of 2003 was 4,916 as compared with 4,569 for the second quarter of 2003 and 3,537 for the third quarter of 2002. VistaCare's admissions for the quarter ended Sept. 30, 2003 were 3,995, its average length of stay per patient was 91 days and total patient care days were 452,299.

   "Our organic growth in the third quarter reflects our team's successful execution of our mission," said Richard Slager, president and chief executive officer of VistaCare. "We are dedicated to providing the highest level of care to our patients, which requires a consistent reinvestment in our employees and our infrastructure. This reinvestment is a major reason why our referral sources continue to expand and our census surpassed the 5,000 patient mark during the quarter.

    "For example, during the quarter, we increased our full time equivalent caregiver staff by approximately 150 people, or approximately 11% from the prior quarter. We believe that during this time of rapid growth, maintaining a high level of service quality is directly related to staffing levels. The increased investment in staffing slightly impacted gross margins. However, we believe that our staffing practices help to bolster our reputation with referral sources and contributed to another quarter of significant ADC growth," added Slager.

    According to Mark Liebner, chief financial officer, "Organic patient census growth (excluding acquisition activity) was up 39% compared with the same period last year. In addition, our adjusted EBITDA as a percentage of net patient revenue for the third quarter was 11.7%, which represents the seventh consecutive quarter of margin improvement."

    "Looking ahead," continued Liebner, "we are updating our financial goals for 2003. We believe net patient revenue for the year will grow by no less than 40% from the prior year, based on 35% organic patient census growth and the Medicare hospice reimbursement rate average increase of 3.4% that became effective on Oct. 1, 2003 and which should remain in effect until Sept. 30, 2004. We plan to increase the accrual for exceeding the Medicare per beneficiary cap by approximately $1.0 to $1.3 million in the fourth quarter to account for potential exposure during the 2003 - 2004 Medicare fiscal year. As we stated in our first quarter results release, we anticipate stock-based compensation of $1.4 million for 2003. However, we expect our effective tax rate for 2003 to increase to 23%, from 20% previously estimated. Diluted share count, which rose to 17.1 million this quarter, is expected to average approximately 17.0 million for the full year. As a result, our guidance for 2003 earnings per diluted share is between $0.85 to $0.87.

    "However, if we assume, as many analysts following the company do, no effect from stock-based compensation expense and a 38% effective tax rate, utilizing a diluted share count of 17.0 million, our guidance for adjusted earnings per diluted share for 2003 would increase from between $0.71 and $0.73, as previously estimated, to between $0.73 and $0.75. We also note that this guidance assumes no effect from potential acquisitions, but does assume investment in three new site developments during the last quarter of 2003 involving between $250,000 and $500,000 in aggregate period expense and that Medicare and Medicaid payment practices do not change.

    "Based on the same assumptions, we expect 2004 net patient revenue growth of between 30% and 35% and organic patient census growth of 25% to 30%. With continued investment in service quality, marketing and compliance initiatives, including approximately $500,000 per quarter for development of two to three new sites, we expect to achieve diluted EPS growth of 30% to 35% in 2004."

    Slager added, "The third quarter results are yet another indication that we are well positioned to continue these positive trends while providing the highest possible care to our patients."

    Conference Call

    VistaCare will host a conference call and webcast on Friday, Nov. 7, 2003 at 11 a.m. Eastern time to discuss VistaCare's third quarter results and recent corporate developments. The dial-in number for the conference call is 800-240-2430 for domestic participants and 303-262-2130 for international participants.

    A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion. The replay will remain available through 9 p.m. Eastern time on Friday, Nov. 14, 2003, and can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, using passcode 555303#. To access the live webcast of the call, go to VistaCare's Web site at www.vistacare.com and click on Investor Relations. An archived webcast will also be available on VistaCare's Web site.

    About VistaCare

    VistaCare is a leading provider of hospice services in the United States. Through interdisciplinary teams of physicians, nurses, home healthcare aides, social workers, spiritual and other counselors and volunteers, VistaCare provides care primarily designed to reduce pain and enhance the quality of life of terminally ill patients, most commonly in the patient's home or other residence of choice.

    This press release contains information about VistaCare's adjusted EBITDA and anticipated adjusted diluted earnings per share, which are not measures derived in accordance with generally accepted accounting principles (GAAP), and which exclude components that are important to understanding VistaCare's financial performance. VistaCare provides adjusted EBITDA to help investors and others evaluate its cash flows from operations, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. VistaCare's adjusted EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. A reconciliation of VistaCare's net income to its adjusted EBITDA is presented in the tables following the text of this press release. VistaCare provides its anticipated adjusted diluted earnings per share in order to help investors and others compare VistaCare's anticipated performance with similar companies on a basis that is consistent with that used by many investors and securities analysts. VistaCare's anticipated adjusted diluted earnings per share should not be considered in isolation or as a substitute for comparable measures presented in accordance with GAAP. A reconciliation of VistaCare's anticipated earnings per diluted share for 2003 to its adjusted earnings per diluted share for 2003 is presented in the tables following the text of this press release.

    Forward-Looking Statements:

    Certain statements contained in this press release and the accompanying tables, including statements with respect to VistaCare's anticipated net patient revenue, patient census growth, new site development efforts, expected tax rates, stock-based compensation expense, diluted share count, diluted earnings per share and adjusted diluted earnings per share, as well as anticipated Medicare hospice reimbursement rates and per beneficiary cap assessment and related practices, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. VistaCare does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause VistaCare's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care industry, periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs, challenges inherent in VistaCare's growth strategy, the current shortage of qualified nurses and other healthcare professionals, VistaCare's dependence on patient referral sources, and other factors detailed under the caption "Factors that May Affect Future Results" or "Risk Factors" in VistaCare's most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

    VISTACARE INC.

    Earnings Release Schedules and Supplementary Information

    Quarter Ended Sept. 30, 2003

        --  Consolidated Statement of Operations

        --  Consolidated Balance Sheets

        --  Consolidated Statement of Cash Flows

        --  Reconciliation of Non-GAAP Financial Measures - Adjusted
            EBITDA

        --  Reconciliation of Non-GAAP Financial Measures -
            Anticipated Adjusted Earnings Per Diluted Share

                            VISTACARE INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS

             (in thousands, except per share information)

                                  Three Months Ended Nine Months Ended
                                      Sept. 30,          Sept. 30,
                                    2003     2002      2003     2002
                                  -------- -------- --------- --------
Net patient revenue               $50,042  $35,079  $138,092  $93,753
Operating expenses:
  Patient care expenses            30,559   20,871    82,358   56,851
  General and administrative
   expenses, exclusive of stock-
   based compensation charges
   reported below                  13,584   11,464    40,081   30,449
  Depreciation and amortization       396      379     1,110      953
  Stock-based compensation             89      172     1,239      309
                                  -------- -------- --------- --------
Total operating expenses           44,628   32,886   124,788   88,562
Operating income                    5,414    2,193    13,304    5,191
                                  -------- -------- --------- --------

Non-operating income (expense)
  Interest income                      87        -       296        -
  Interest expense                    (39)    (399)     (116)    (804)
  Other expense                       (17)     (20)      (68)     (87)
                                  -------- -------- --------- --------
Total non-operating income
 (expense)                             31     (419)      112     (891)

Net income before income taxes      5,445    1,774    13,416    4,300

Income taxes expense                1,614       49     2,943      150
                                  -------- -------- --------- --------

Net income                          3,831    1,725    10,473    4,150

Accrued preferred stock dividends       -    1,086         -    3,151
                                  -------- -------- --------- --------

Net income to common shareholder   $3,831     $639   $10,473     $999
                                  ======== ======== ========= ========

Net income per common share
  Basic net income per common
   share                            $0.24    $0.12     $0.67    $0.19
                                  ======== ======== ========= ========

  Diluted net income per common
   share                            $0.22    $0.10     $0.62    $0.16
                                  ======== ======== ========= ========

Weighted average shares
 outstanding:
  Basic                            15,715    5,186    15,636    5,132
                                  ======== ======== ========= ========

  Diluted                          17,141    6,476    16,951    6,423
                                  ======== ======== ========= ========

                            VISTACARE INC.

                      CONSOLIDATED BALANCE SHEETS
             (in thousands, except per share information)

                                                    Sept. 30, Dec. 31,
                                                       2003     2002
                                                    --------- --------

                       ASSETS
Current assets:
  Cash and cash equivalents                          $44,175  $39,104
  Patient accounts receivable, net                    23,235   19,075
  Patient accounts receivable room & board, net        9,595    7,613
  Prepaid expenses and other current assets            1,714    1,312
                                                    --------- --------

Total current assets                                  78,719   67,104
Equipment, net                                         4,150    2,612
Goodwill, net of amortization of $2,408 at
 Sept. 30, 2003 and Dec. 31, 2002                     20,564   20,564
Other assets                                           8,211    4,663
                                                    --------- --------

Total assets                                        $111,644  $94,943
                                                    ========= ========

       LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                    $2,495   $2,288
  Accrued expenses                                    25,936   22,982
  Current portion of long-term debt                        -      250
  Current portion of capital lease obligations            90       82
                                                    --------- --------

Total current liabilities                             28,521   25,602
Deferred tax liability-noncurrent                      1,436        -
Capital lease obligations, less current portion           21       94

Stockholders' equity:
  Class A Common Stock, $0.01 par value; authorized
   33,000,000 shares; 15,776,675 and 15,420,899
   shares issued and outstanding at Sept. 30, 2003,
   and Dec. 31, 2002, respectively.                     158      154
  Class B Common Stock, $0.01 par value; authorized
   200,000 shares; none issued and outstanding at
   Sept. 30, 2003 and 58,096 shares issued and
   outstanding at Dec. 31, 2002.                           -        1
  Additional paid-in capital                         101,675  101,161
  Deferred compensation                               (1,123)  (2,552)
  Accumulated equity                                 (19,044) (29,517)
                                                    --------- --------

Total stockholders' equity                            81,666   69,247
                                                    --------- --------

Total liabilities and stockholders' equity          $111,644  $94,943
                                                    ========= ========

                            VISTACARE INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                     Nine Months Ended
                                                         Sept. 30,
                                                      2003     2002

Operating activities
Net income                                           $10,473   $4,150
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                        1,110      953
  Amortization of deferred compensation related to
   stock options                                       1,239      309
  Warrant amortization                                     -      303
  Loss on disposal of assets                              23        -

  Changes in operating assets and liabilities:
    Patient accounts receivable                       (6,142)  (4,053)
    Prepaid expenses and other                        (2,466)    (501)
    Accounts payable and accrued expenses              4,281    2,917
                                                     --------  -------


Net cash provided by operating activities              8,518    4,078
Investing activities
Site Acquisition                                           -   (2,462)
Purchases of equipment                                (2,271)  (1,095)
Increase in other assets                              (1,884)  (1,470)
                                                     --------  -------


Net cash used in investing activities                 (4,155)  (5,027)
Financing activities
Net proceeds on long-term debt                             -      956
Costs associated with secondary offering                (511)       -
Proceeds from issuance of common stock from exercise
 of stock options                                      1,219      166


Net cash provided by financing activities                708    1,122
                                                     --------  -------


Net increase in cash and cash equivalents              5,071      173

Cash and cash equivalents, beginning of period        39,104    1,383
                                                     --------  -------


Cash and cash equivalents, end of period             $44,175   $1,556
                                                     ========  =======

                            VistaCare Inc.
    Reconciliation of Non-GAAP Financial Measures - Adjusted EBITDA
                            (in thousands)

                                       Three Months      Nine Months
                                           Ended            Ended
                                         Sept. 30,        Sept. 30,
                                       2003    2002     2003    2002
                                     ---------------- ----------------
Net income before accrued preferred
 stock dividends                      $3,831  $1,725  $10,473  $4,150
Add:
  Interest income                        (87)      -     (296)      -
  Interest expense                        39     399      116     804
  Income tax expense                   1,614      49    2,943     150
  Depreciation and amortization          396     379    1,110     953
  Stock-based compensation                89     172    1,239     309

                                     ---------------- ----------------
Adjusted EBITDA                       $5,882  $2,724  $15,585  $6,366
                                     ================ ================

Net cash (used in) provided by
 operating activities                   $775  $1,147   $8,518  $4,078
Net cash used in investing
 activities                          $(1,514)$(3,523) $(4,155)$(5,027)
Net cash provided by financing
 activities                             $380  $1,866     $708  $1,122

                             VistaCare Inc.
  Reconciliation of Non-GAAP Financial Measures - Earnings Per Share
                 (In thousands except per share data)

          Anticipated 2003                               Range

Earnings per diluted share                          $0.85       $0.87

Diluted shares                                     17,000      17,000

Net income to common shareholder                   14,450      14,960

Add: income tax at 20%                              3,613       3,740
                                               -----------  ----------

Net Income before income taxes                     18,063      18,700

Add: stock-based compensation                       1,400       1,400
                                               -----------  ----------

Adjusted net income before income taxes            19,463      20,100

Less: income tax at 38%                             7,396       7,638

Adjusted net income to common shareholders        $12,067     $12,462
                                               -----------  ----------

Diluted shares                                     17,000      17,000

Adjusted earnings per diluted share                 $0.71       $0.73

    --30--

    CONTACT: VistaCare Inc., Scottsdale
             Mark Liebner, 480-648-8778
             ir@vistacare.com
                     or
             EVC Group
             Douglas Sherk, 415-896-6820 (Investor)
             dsherk@evcgroup.com
                     or
             EVC Group
             Sheryl Seapy, 415-272-3323 (Media)
             sseapy@evcgroup.com